UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 8, 2021 (November 5, 2021)

(Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 5, 2021, Ambarella, Inc. (“Ambarella”) completed its previously announced acquisition of Oculii Corp., a Delaware corporation (“Oculii”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated October 26, 2021, by and among Ambarella, Ohio Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative of the indemnifying parties thereunder.

Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Oculii (the “Merger”), and upon consummation of the Merger, Merger Sub ceased to exist and Oculii was the surviving corporation of the Merger and became a wholly-owned subsidiary of Ambarella.

Upon the closing of the Merger (the “Closing”), all outstanding shares of Oculii capital stock (other than certain cancelled shares and dissenting shares) and vested options to purchase Oculii capital stock were cancelled in exchange for the right to receive aggregate consideration of approximately $307.5 million in cash, subject to customary adjustments for cash, indebtedness, transaction expenses and working capital. In addition, upon the Closing, Ambarella assumed all unvested options to purchase Oculii capital stock that were held by continuing service providers, subject to customary adjustments with respect to the exercise price and number of shares underlying such options. Ambarella has agreed to file a Registration Statement on Form S-8 covering the registration of such Oculii options to be assumed by Ambarella.

The description of the Merger Agreement contained in this Item 2.01 is qualified in its entirety by the full text of the Merger Agreement, which was filed as an exhibit to Ambarella’s Form 8-K filed on October 26, 2021.

A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 8, 2021

104	Cover Page Interactive Data File—the cover page iXBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2021	Ambarella, Inc.

/s/ Feng-Ming Wang
Feng-Ming Wang Chief Executive Officer